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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Registration Statement No. 333-119945 on Form S-11 of our report dated March 29, 2006, relating to the consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries (the "Company"), appearing in the Prospectus, which is part of such Registration Statement, and of our report dated March 29, 2006 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
September 20, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM